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                                                                Exhibit 10.7.1a

                               SECOND AMENDMENT TO
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         WHEREAS, the Connecticut Water Company (hereinafter referred to as "Employer") and Marshall T. Chiaraluce (hereinafter referred to as the "Employee") entered into a Supplement Executive Retirement Agreement dated as of December 16, 1991 (hereinafter referred to as the "Agreement"); and

         WHEREAS, the parties wish to amend the Agreement in accordance with the provisions of Section 6.A. thereof;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Agreement is hereby amended effective as of the date first above written as follows:

         1. The second paragraph of Section 1.a. and the second paragraph of Section 1.b. of the Agreement are deleted and the following two paragraphs are substituted in each place in lieu thereof:

         "For purposes of the foregoing, `Average Earnings' shall have the meaning set forth in the Retirement Plan, except that in determining Average Earnings, Annual Earnings (as defined in the Retirement Plan) shall not be limited to the OBRA '93 annual compensation limit, the annual compensation limit imposed under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), or any similar limit on annual compensation under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), imposed by any future legislation.

         In determining Average Earnings, if the Employee retires under this Agreement on or after attainment of age 62, Annual Earnings shall include the value of all of the following: (1) Performance Shares, (2) Cash Units, and (3) Restricted Stock awarded to a Participant under the Connecticut Water Service, Inc. Performance Stock Program for any year in which such awards are made, including awards made prior to the date this change in the definition of Average Earnings is adopted. The value of such awards shall be included within Annual Earnings in the year in which such amounts are finally determined and actually awarded. Such amounts, if credited to a Performance Share Account, shall not be counted a second time when payment is made from such Account."

         IN WITNESS WHEREOF, the Employer and the Employee have executed this Amendment of December 17, 2003.

EMPLOYEE                                     THE CONNECTICUT WATER COMPANY

/s/ Marshall T. Chairaluce                   /s/ [ILLEGIBLE]

Marshall T. Chiaraluce                          Corporate Secretary